Exhibit 10.16

Execution Version

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”), dated as of January 23, 2021, is entered into by and among Spartan Acquisition Corp. II, a Delaware corporation (“Acquiror”), FTV V, L.P., a Delaware limited partnership (“FTV Blocker Holder”), FTV-Sunlight, Inc., a Delaware corporation (“FTV Blocker” and together with FTV Blocker Holder, “FTV”), SL Invest I Inc., a Delaware corporation, SL Invest II LLC, a Delaware limited liability company, SL Financial Investor I LLC, a Delaware limited liability company, SL Financial Investor II LLC, a Delaware limited liability company, SL Financial Holdings Inc., a Delaware corporation, SL Financial LLC, a Delaware limited liability company, Sunlight Financial LLC, a Delaware limited liability company (the “Company”), and Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company. Reference is made to that certain Business Combination Agreement (the “BCA”), dated as of the date hereof, by and among all the parties to this Agreement other than FTV Blocker Holder. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA. In the event that the BCA is terminated, this Side Letter shall be void ab initio.

WHEREAS, prior to the consummation of the transactions described in the BCA, the Parties desire for FTV Blocker Holder to agree to provide certain pre-closing tax indemnities as further described herein.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1.  From and after the Closing through the date that is thirty (30) days following the later of (i) the termination of the applicable statute of limitations period and (ii) the completion of any tax proceeding with respect to the Relevant Matter for which the Company receives notice of prior to the expiration of the applicable statute of limitations period, FTV Blocker Holder shall promptly indemnify, reimburse and defend in full and hold harmless Acquiror, the Blockers, their respective Affiliates, successors, and their respective officers, directors, employees and agents (collectively, the “Acquiror Indemnified Parties”) from and against any and all income Taxes (net of any insurance proceeds recovered by the Acquiror Indemnified Parties in respect thereof) imposed on or with respect to FTV Blocker (or for which FTV Blocker may otherwise be liable) for any Pre-Closing Tax Period (including the portion of any Straddle Period ending on and including the Closing Date) (the foregoing indemnification obligations, the “Relevant Matter”); provided that the Acquiror Indemnified Parties’ sole source of recovery for the Relevant Matter shall be to offset such obligations against any amounts otherwise due to be paid to FTV Blocker Holder (or any transferee of FTV Blocker Holder’s interest in (x) the Tax Receivable Agreement or (y) any proceeds thereof) pursuant to the Tax Receivable Agreement. For U.S. federal and applicable state and local income tax purposes, the parties agree to treat (and shall cause each of their respective Affiliates to treat) any indemnity payment under this Agreement as an adjustment to the FTV Blocker Consideration. The Acquired Indemnified Parties shall notify FTV Blocker Holder within 10 business days of receiving any notice from any taxing authority of any audit or proceeding with respect to any Relevant Matter. FTV Blocker Holder shall be entitled to participate in any such audit, and the Acquired Indemnified Parties shall not settle compromise or settle any such audit without the written consent of FTV Blocker Holder, not to be unreasonably withheld.

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2.  General Provisions.

(a)  Section 1 shall constitute the sole and exclusive remedy (other than specific performance to enforce any payment or performance due hereunder) of the Acquiror Indemnified Parties with respect to the Relevant Matter, to the exclusion of other equitable remedies that involve monetary payment, such as restitution or disgorgement. In furtherance of the foregoing, except as set forth in Section 1 and this Section 2, Acquirer, on behalf of itself and the Aqcuirer Indemnified Parties, waives to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action each such party or its Affiliates may have against FTV or its Affiliates hereunder, under the BCA or under applicable Law with respect to the Relevant Matter.

(b)  This Agreement will be binding upon, and will inure to the benefit of, the parties and their respective successors, permitted assigns and legal representatives. This Agreement and the rights hereunder are not assignable by any party hereunder unless such assignment is consented to in writing by each other party and any assignment in contravention to this provision shall be null and void; provided, that, notwithstanding the foregoing, Acquiror may assign this Agreement without the prior consent of any other party to an acquiror of all or substantially all of the assets or equity of Acquiror or in connection with a change of control of Acquiror.

(c)  This Agreement, together with the BCA and other Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, expressions of interest and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof and thereof.

(d)  The provisions set forth in Sections 9.04 (Amendment), 9.05 (Waiver), 10.04 (Severability), 10.08 (Governing Law), 10.09 (Waiver of Jury Trial), 10.13 (Counterparts), and 10.16 (Specific Performance) of the BCA, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Letter Agreement, mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SPARTAN ACQUISITION CORP. II

/s/ Geoffrey Strong
Name: Geoffrey Strong
Title: Chief Executive Officer

SL INVEST I INC.

/s/ Geoffrey Strong
Name: Geoffrey Strong
Title: Chief Executive Officer

SL INVEST II LLC

/s/ Geoffrey Strong
Name: Geoffrey Strong
Title: Chief Executive Officer

SL FINANCIAL INVESTOR I LLC

/s/ Geoffrey Strong
Name: Geoffrey Strong
Title: Chief Executive Officer

SL FINANCIAL INVESTOR II LLC

/s/ Geoffrey Strong
Name: Geoffrey Strong
Title: Chief Executive Officer

SL FINANCIAL HOLDINGS INC.

/s/ Geoffrey Strong
Name: Geoffrey Strong
Title: Chief Executive Officer

SL FINANCIAL LLC

/s/ Geoffrey Strong
Name: Geoffrey Strong
Title: Chief Executive Officer

Signature Page To
Indemnity Agreement

SUNLIGHT FINANCIAL LLC

/s/ Matt Potere
Name: Matt Potere
Title: Chief Executive Officer

FTV V, L.P.
By: FTV Management V, L.L.C.
Its: General Partner

/s/ Brad Bernstein
Name: Brad Bernstein
Title: Managing Partner

FTV-Sunlight, Inc.

/s/ David Haynes
Name: David Haynes
Title: Managing Member

TIGER CO-INVEST B SUNLIGHT BLOCKER LLC

By:	Tiger Infrastructure Partners Co-Invest B LP, its sole member
By:	Tiger Infrastructure Associates GP Co-Invest B LP, its general partner
By:	Emil Henry VI LLC, its general partner
By:	Henry Tiger Holdings III LLC, its sole member
By:	Emil Henry LLC, its managing member

By:	/s/ Emil W. Henry, Jr.
Name: Emil W. Henry, Jr.
Title: Managing Member

Signature Page To
Indemnity Agreement